EXHIBIT 23



    INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in IDACORP, Inc.'s Registration Statement Nos. 333-00139, 333-65698, 333-64737 and 333-83434 on Form S-3 and
    Registration Statement Nos. 333-89445, 333-65157 and 333-65406 on Form S-8 and Registration Statement No. 333-57422 on Form S-4 of our report dated January 31, 2002 appearing in this Annual Report on Form 10-K of IDACORP, Inc. for the year ended December 31, 2001.





    DELOITTE & TOUCHE LLP

    Boise, Idaho
    March 22, 2002